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                                                                    EXHIBIT 8.1




                 [MITCHELL SILBERBERG & KNUPP LLP LETTERHEAD]



                                January 10, 2001



VIA EDGAR
---------

WFS Financial Auto Loans, Inc.
WFS Receivables Corporation
6655 West Sahara Avenue
Las Vegas, Nevada 89146


       Re:      WFS Financial Owner Trusts
                Registration Statement on Form S-3, File Number 333-51214
                ---------------------------------------------------------


Dear Ladies and Gentlemen:

     We have acted as legal counsel for WFS Financial Auto Loans, Inc. ("WFAL"), a California corporation and WFS Receivables Corporation ("WFSRC" and with WFAL the "Registrants"), a California corporation, in connection with the preparation of the Registrants' Registration Statement, as amended, on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the issuance of one or more series of asset-backed notes (the "Notes") secured by the assets of one or more series of WFS Financial Owner Trusts (each a "Trust").

     In rendering the opinion set forth below, we have examined the Registration Statement dated as filed on December 4, 2000 (the "Form S-3") and such exhibits to the Form S-3 as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have assumed that a final version of the Form S-3 will become the effective Registration Statement of the Registrants without material change in the facts stated, and that the issuance of the Notes will be duly authorized by all necessary action and duly executed substantially in the manner described in the Form S-3. In rendering this opinion, we have relied upon certain representations regarding the underlying facts set forth in the Form S-3, including the existence, nature and sufficiency of the retail installment contracts and installment loans which shall be held as assets of each Trust, as set forth in certain certificates provided by officers of the Registrants and by officers of Western Financial Bank and WFS Financial Inc. The opinion set forth herein is expressly based upon such assumptions and representations and upon the accuracy of those facts so assumed or represented. With respect to the underlying facts, we have made only such factual inquiries as we have deemed appropriate and have not independently verified any facts.


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WFS Financial Auto Loans, Inc.
WFS Receivables Corporation
January 10, 2001
Page 2


     Based upon and subject to the foregoing, and in reliance thereon and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that the information contained in the Form S-3 under the caption "Federal and California Income Tax Consequences" and the opinions set forth under that caption, to the extent that such information constitutes matters of law or legal conclusions, is correct.

     The opinions expressed in this letter are based upon relevant provisions of the Internal Revenue Code of 1986, as amended, the California Revenue and Taxation Code, federal and state income tax regulations, and current interpretations thereof as expressed in court decisions and administrative determinations in effect on this date. All of these provisions, regulations and interpretations are subject to changes which might result in substantial modifications of our opinions, and we do not undertake to advise you of any such modification. We caution that although the opinions expressed in this letter represents our best legal judgment as to such matter, our opinions have no binding effect on the Internal Revenue Service, the California Franchise Tax Board or the courts.

     We have expressed no opinion as to other tax issues affecting the Registrants, the purchasers of the Notes or any other participant to the transactions described in the Form S-3. We expressly refrain from rendering any opinion as to the tax laws of any state (or subdivision thereof) other than California or any foreign country.

     We consent to the filing of this opinion with, and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.


                               Very truly yours,



                               /s/ MITCHELL, SILBERBERG & KNUPP LLP

                                   Mitchell, Silberberg & Knupp LLP